Exhibit 4.5

NUMBER	SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP

WESTROCK COFFEE COMPANY

SERIES A CONVERTIBLE PREFERRED STOCK

THIS CERTIFIES THAT               is the owner of               fully paid and non-assessable shares of Series A convertible preferred stock, par value $0.01 per share (the “Series A Convertible Preferred Stock”), of Westrock Coffee Company, a Delaware corporation (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and the By-Laws of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

WESTROCK COFFEE COMPANY

The Company will furnish without charge to each stockholder who so requests, a summary of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Company and the qualifications, limitations, or restrictions of such preferences and rights, and the variations in rights, preferences and limitations determined for each series, which are fixed by the Certificate of Incorporation of the Company and the resolutions of the Board of Directors of the Company, and the authority of the Board of Directors to determine variations for future series, such request may be made to the Office of the Corporate Secretary of the Company or to the Transfer Agent. The Board of Directors may require the owner of a lost or destroyed stock certificate, or his legal representatives, to give the Company a bond to indemnify it and its transfer agents and registrars against any claim that may be made against them on account of the alleged loss or destruction of any such certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	___ as tenants in common	UNIF GIFT MIN ACT—		Custodian
TEN ENT	___ as tenants by the entireties		(Cust)		(Minor)

JT TEN	___ as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)
		UNIF TRF MIN ACT—		Custodian (until age )
			(Cust)		(Minor)

Under Uniform Transfers to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s name)

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Series A Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent.

The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name in which your shares of Series A Convertible Preferred Stock are registered.)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)